AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 29, 2010

Registration Statement File No. 333-131671

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HENRY BROS. ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	4841	22-3690168
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification
incorporation or organization)	Classification Code Number)	Number)

17-01 Pollitt Drive

Fair Lawn, NJ 07410

(201) 794-6500

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Deanna H. Lund

Executive Vice President and Chief Financial Officer

Henry Bros. Electronics, Inc.

17-01 Pollitt Drive

Fair Lawn, NJ 07410

(858) 812-7300

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Deyan Spiridonov, Esq.
Paul, Hastings, Janofsky & Walker LLP
4747 Executive Drive, 12th Floor
San Diego, CA 92121

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:   Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestmnet plans, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

☐ Large accelerated filer	☐ Accelerated filer	☐ Non-accelerated filer (Do not check if a smaller reporting company)	☒ Smaller reporting company

This Post-Effective Amendment No. 1 to Registration Statement on Form S-3 shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(c) of the Securities Act of 1933, as amended, may determine.

Table of Contents

TABLE OF CONTENTS

EXPLANATORY NOTE	3
SIGNATURES	4

EXPLANATORY NOTE

On December 15, 2010, pursuant to an Agreement and Plan of Merger, dated October 5, 2010 (the “Merger Agreement”), by and among the Company, Kratos Defense & Security Solutions, Inc., a Delaware corporation (“Kratos”), and Hammer Acquisition Inc., a Delaware corporation and a wholly-owned subsidiary of Kratos (“Merger Sub”), Merger Sub merged with and into the Company, with the Company surviving as a wholly-owned subsidiary of Kratos (the “Merger”).  In connection with the Merger, the Company has terminated all offerings of the Company’s securities pursuant to the Registration Statement on Form S-3 (File No. 131671), as amended (the “Registration Statement”).

This Post-Effective Amendment No. 1 on Form S-3 to the Registration Statement is being filed solely for the purpose of deregistering any and all securities previously registered under the Registration Statement that remain unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Diego, State of California, on December 29, 2010.

HENRY BROS. ELECTRONICS, INC.

By:	/s/ Deanna H. Lund
Deanna H. Lund
Executive Vice President & Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Eric M. DeMarco	President, Chief Executive Officer and Director	December 29, 2010
Eric M. DeMarco	(Principal Executive Officer)

/s/ Deanna H. Lund	Executive Vice President, Chief Financial Officer and Director	December 29, 2010
Deanna H. Lund	(Principal Financial Officer)

/s/ Laura Siegal	Vice President, Corporate Controller and Director	December 29, 2010
Laura Siegal	(Principal Accounting Officer)